Exhibit 10.2

EXECUTION VERSION

TEMPUR-PEDIC INTERNATIONAL INC.

as Grantor

ESCROW AND SECURITY AGREEMENT

Dated as of December 19, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Escrow Agent and Financial Institution

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

THIS ESCROW AND SECURITY AGREEMENT is entered into as of December 19, 2012 (as amended, modified or supplemented from time to time in accordance with the Indenture for the Notes described below, this “Agreement”), by and among The Bank of New York Mellon Trust Company, N.A., as escrow agent (in such capacity, the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as a “bank” and “securities intermediary” (each term as defined in the Code (as defined herein)) (in such capacities, the “Financial Institution”), The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture described below (in such capacity, the “Trustee”), and Tempur-Pedic International Inc., a Delaware corporation (the “Grantor”).

RECITALS

Pursuant to that certain indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of the date hereof, by and among the Grantor, the Guarantors party thereto (the “Guarantors”) and the Trustee, the Grantor will issue $375,000,000 in aggregate principal amount of its 6.875% Senior Notes due 2020 (the “Notes”). The Notes are being issued in a private placement (the “Offering”) pursuant to that certain purchase agreement dated December 12, 2012 (the “Purchase Agreement”), among the Grantor, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the several initial purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”). In connection with the Offering, the Grantor prepared an Offering Memorandum, dated December 12, 2012 (the “Offering Memorandum”).

The Grantor currently does not expect to consummate the Sealy Acquisition described in the Offering Memorandum (the “Acquisition”) contemporaneously with the issuance of the Notes and has agreed with the Initial Purchasers in the Purchase Agreement and with the Trustee in the Indenture to enter into this Agreement and to escrow the gross proceeds from the Offering. When and if such Acquisition is consummated and the conditions hereunder are satisfied, the escrowed proceeds will be released to the Grantor, and if such conditions are not satisfied, the escrowed proceeds will be released to the Trustee for application to fund a special mandatory redemption of the Notes, in each case pursuant to this Agreement.

The Grantor, the Trustee, the Financial Institution and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Financial Institution will maintain the Account (as defined herein), and the Escrow Agent will distribute the Escrow Property (as defined below) in accordance with and subject to the following:

ARTICLE 1

INSTRUCTIONS

Section 1.01. Appointment of the Escrow Agent. The Grantor hereby appoints The Bank of New York Mellon Trust Company, N.A. as Escrow Agent in accordance with the terms and conditions set forth herein, and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment subject to the terms and conditions set forth herein.

Section 1.02 Escrow Property.

The initial funds to be deposited with the Financial Institution will be as follows:

(a) Concurrently with the execution and delivery hereof and the issuance of the Notes, as provided in the Purchase Agreement, the Initial Purchasers will deposit, or cause to be deposited, with the Financial Institution $375,000,000, and the Grantor will deposit, or cause to be deposited, with the Financial Institution $20,195,312.50, in each case in cash or by wire transfer in immediately available funds (together, the “Initial Deposit”), which amounts collectively represent an amount sufficient to redeem in cash the Notes at a special redemption price equal to 100% of the aggregate principal amount of the Notes as required by Section 3.07 of the Indenture (the “Special Redemption Price”) plus interest that would accrue to, but excluding, October 1, 2013 (the “Special Redemption Date” and such total amount, the “Special Redemption Total Amount”), if the Notes are required to be redeemed pursuant to Section 3.07 of the Indenture.

(b) The Financial Institution will accept the Initial Deposit and will hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in an escrow account (that shall be a Securities Account as defined in the Code) created by the Financial Institution prior to or concurrently with the issuance of the Notes. Such escrow account will have account number GLA 111-565 For further credit to TAS#538766 and shall be maintained by the Financial Institution in the name of the Trustee (such account, together with any other account maintained by the Financial Institution hereunder, the “Account”) for disbursement in accordance with the provisions hereof. The Trustee will be the entitlement holder with respect to the Account. The Grantor will not have any access to the Account or funds or investments credited thereto, other than the limited contractual right to receive the Escrow Property (as defined below) under the circumstances specified in Sections 1.04(d) and 1.05 hereof. The Initial Deposit, the Account and all funds or securities now or hereafter credited to the Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received or receivable by the Escrow Agent or the Financial Institution in respect of any of the foregoing, together with all proceeds of any of the foregoing are collectively referred to herein as “Escrow Property.”

Section 1.03. Grantor’s Limited Rights in Escrow Property; Security Interest.

(a) The Grantor hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Notes, a continuing security interest in, and a lien on, all right, title and interest of the Grantor, whether now existing or hereafter acquired or arising, in the Escrow Property.

(b) The Grantor represents and warrants that the security interest of the Trustee in the Escrow Property, will, after execution and delivery of this Agreement by all parties hereto, at all times be valid, perfected and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law) as a first priority (subject to liens of the Escrow Agent and the Financial Institution) security interest by the Trustee against the Grantor and all third parties in accordance with the terms of this Agreement.

(c) The parties hereto acknowledge and agree that: (i) the Account will be treated as a “Securities Account,” (ii) the Escrow Property (other than the Account) and other assets credited to the Account will be treated as “Financial Assets,” (iii) this Agreement governs the Account and provides rules governing the priority among possible “Entitlement Orders” received by the Financial Institution from the Grantor, the Trustee and any other persons entitled to give “Entitlement Orders” with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York. The Financial Institution as “Securities Intermediary” represents and warrants that it is a “Securities Intermediary” with respect to the Account and the “Financial Assets” credited to the Account. Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “Code”), will apply to this Agreement, and all terms quoted in this Section 1.03(c) and Section 1.03(e) will have the meanings assigned to them by Article 8 and Article 9 of the Code.

(d) The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Account will be promptly credited to the Account by the Financial Institution. The Financial Institution represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Account or the Escrow Property with any other third party without the prior written consent of the

Grantor, the Trustee and the Representative. The parties agree that all financial assets (except cash) credited to the Account will be registered in the name of the Financial Institution or its nominees or indorsed to the Financial Institution or in blank and in no case will any financial asset credited to the Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless such financial asset has been further indorsed to the Financial Institution or in blank.

(e) Each of the parties hereto acknowledges and agrees that the Account will be under the control (within the meanings of Sections 8-106 and 9-106 of the Code) of the Trustee (in accordance with the Indenture) and, notwithstanding any other provision of this Agreement, the Financial Institution will comply with all “Entitlement Orders” (as defined in Section 8-102 of the Code) with respect to the Account and all instructions directing disposition of funds in the Account, in each case originated by the Trustee (in accordance with the Indenture) without further consent of the Grantor or any other person; provided, that so long as the Trustee has not notified the Escrow Agent and Financial Institution in writing that an Event of Default exists or following the receipt by the Escrow Agent and the Securities Intermediary of a written notice from the Trustee that any existing Event of Default has been cured or waived, the Financial Institution shall honor Entitlement Orders issued by the Grantor and the Escrow Agent in accordance with Section 1.04 or Section 1.05 hereof.

(f) The Grantor agrees to take all steps reasonably necessary in connection with the perfection of the Trustee’s security interest in the Escrow Property and, without limiting the generality of the foregoing, the Grantor hereby authorizes the Trustee and the Initial Purchasers, on behalf of the Trustee, to file one or more UCC financing statements that reasonably describe the collateral in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary in order to perfect the security interest granted herein, and any such filing is hereby authorized to be made by the Initial Purchasers or their counsel on behalf of the Trustee. Notwithstanding anything to the contrary contained herein, neither the Escrow Agent nor the Trustee shall have any responsibility for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office to ensure the perfection or maintenance of any security interest granted in the Escrow Property. The Grantor represents and warrants that, as of the date hereof, it was duly incorporated and is validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and the Grantor hereby agrees that, prior to the termination of this Agreement, it will not change its legal name or jurisdiction of organization without first giving the Trustee and the Initial Purchasers at least 10 days’ prior written notice thereof and taking all steps required under the Code to cause the security interests granted herein to remain perfected.

(g) Upon the release of any Escrow Property pursuant to Section 1.04 or Section 1.05 hereof, the security interest of the Trustee for the benefit of the holders of the Notes granted herein will automatically terminate with respect to any such Escrow Property so released without any further action and such released Escrow Property will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of the Financial Institution, the Escrow Agent, the Trustee or the holders of the Notes. The Trustee will, at the reasonable written request of the Grantor, take all steps necessary to terminate any financing statements and will execute such other documents without recourse, representation or warranty of any kind as the Grantor may reasonably request in writing to evidence or confirm the termination of the security interest in such released Escrow Property.

Section 1.04. Investment of Escrow Property. (a) The Escrow Agent is authorized and directed, and agrees promptly to deposit, transfer, hold and invest the Escrow Property and any investment income thereon (i) in cash, (ii) upon instruction as set forth in Exhibit B, or (iii) in Permitted Investments as otherwise set forth in any subsequent written instruction to the Escrow Agent signed by the Grantor. The Financial Institution will credit all such investments to the Account and hereby agrees to treat any such investment as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the Code. Notwithstanding any instructions by the Grantor, the Escrow Property may only be invested in or a combination of: (i) any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing; or (ii) U.S. dollars or demand deposits of the Financial Institution (collectively, “Permitted Investments”).

(b) The Escrow Agent will have no liability for any investment losses, fees, taxes or other charges arising from or related to any such investment, reinvestment or liquidation of an investment other than in accordance with Section 2.01 hereof. In addition, the Escrow Agent shall not be responsible for assuring that the funds on deposit in the Escrow Account are sufficient for the disbursements contemplated hereunder.

(c) The Escrow Agent will have no obligation to invest or reinvest the Escrow Property on the day of deposit if deposited with the Financial Institution after 11:00 a.m. New York City time on such day of deposit. Instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. Any interest or other income received on such investment and reinvestment of the Escrow Property will become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property will be debited against the Escrow Property. If written investment instructions are not given to the Escrow Agent prior to 11:00 a.m. New York City time on any Business Day, the Escrow Agent will be deemed to have been instructed by the Grantor at 11:00 a.m. New York City time on such

Business Day to deposit and invest the cash portion of the Escrow Property as provided in Section 1.04(a). Notwithstanding the foregoing, the Escrow Agent will have the power, and be required, to cause the sale or liquidation of the foregoing investments upon the earlier of (x) written notice from the Grantor instructing the Escrow Agent to cause such sale or liquidation and (y) whenever the Escrow Agent is required to release all or any portion of the Escrow Property pursuant to Section 1.04(d) or Section 1.05 hereof. Upon receipt of written notice pursuant to clause (x) above, the Escrow Agent shall cause the sale or liquidation of the foregoing investments by no later than 11:00 a.m. New York City time on the succeeding Business Day. In the event that the Escrow Agent is not required to release the Escrow Property within two Business Days of the sale or liquidation of the investments, the Escrow Agent will reinvest the Escrow Property (in accordance with Section 1.04(a) hereof) upon receipt of written instructions from the Grantor, provided that instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. In no event will the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments or (iii) effecting transactions in investments.

(d) If at any time the Escrow Property has an aggregate value in excess of the Special Redemption Total Amount, the Escrow Agent, upon receipt of a certificate from an officer of the Grantor certifying as to such event and specifying the amount in excess of the Special Redemption Total Amount, shall cause the release of such excess Escrow Property to the Grantor at its option upon receipt of written instructions therefrom from an Authorized Person (as defined in Section 3.01 hereof) of the Grantor by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 hereof. In furtherance of the foregoing, on June 15, 2013, if the Officers’ Certificate described in Section 1.05(b) has not been delivered to the Escrow Agent and the Trustee, the Grantor may direct the Escrow Agent to release a portion (in an amount not to the exceed the amount of interest payable on the Notes on June 15, 2013) of the Escrow Property to the Trustee and Paying Agent under the Indenture by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 hereof for purposes of paying such interest; provided that the Grantor delivers the certificate set forth above, together with reasonably detailed calculations, certifying and establishing that the remaining Escrow Property (not assuming any reinvestment of proceeds) will be sufficient to fund the redemption of the Notes at the Special Redemption Total Amount.

(e) For tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Grantor, whether or not such income was disbursed during such calendar year.

Section 1.05. Distribution of Escrow Property. Subject to Section 1.03(e), the Escrow Agent is directed to cause the Financial Institution to hold and distribute the Escrow Property in the following manner:

(a) The Escrow Agent will only release the Escrow Property (or cause the Escrow Property to be released) as specifically provided for in this Section 1.05 (except as specified in Section 1.04(d) above).

(b) As promptly as practicable following receipt of an Officers’ Certificate substantially in the form attached hereto as Exhibit A (the “Officers’ Certificate”) from the Grantor, the Escrow Agent will cause the liquidation of all investments, if any, of Escrow Property then held by it and cause the release of all of the Escrow Property to or at the direction of the Grantor, at the Grantor’s written direction by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 hereof or to the Trustee as directed.

(c) If the Officers’ Certificate described in Section 1.05(b) above has not been delivered to the Escrow Agent and the Trustee on or before 5:00 p.m. (New York City time) on September 26, 2013 (the “Acquisition Deadline”), the Escrow Agent will cause the liquidation of all investments of Escrow Property then held by it on or before the Business Day immediately prior to the Special Redemption Date and cause the release of all of the Escrow Property as follows:

(i) first, to the Paying Agent under the Indenture, an amount of Escrow Property in cash equal to the Special Redemption Total Amount, such amount to be set forth in a written certificate delivered by the Grantor to the Escrow Agent (or equal to the Termination Redemption Price (as defined below), such amount to be set forth in a written certificate delivered by the Grantor to the Escrow Agent if a Termination Notice (as defined below) has been delivered to the Escrow Agent pursuant to Section 1.05(d) below) for payment to the holders of the Notes in accordance with the special redemption provision contained in Section 3.07 of the Indenture; such release of Escrow Property to the Paying Agent under the Indenture will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; provided that if the amount of the Escrow Property is less than the amount required to be paid for the Special Redemption Total Amount or the Termination Redemption Price, as applicable, the Grantor will deliver to the Paying Agent, at least one Business Day prior to the Special Redemption Date an amount equal to the deficiency in accordance with Section 3.07 of the Indenture; and

(ii) second, to the Grantor, any Escrow Property remaining after the distributions in clause (i) of this Section 1.05(c), by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

(d) In the event that the Grantor, prior to the Acquisition Deadline, notifies the Escrow Agent, the Trustee and the Initial Purchasers in writing substantially in the form attached hereto as Exhibit C (the “Termination Notice”) that it will not pursue the Acquisition prior to the Acquisition Deadline or that the Sealy Merger Agreement shall have been amended, changed, supplemented or waived in a manner that would be materially adverse to the interests of the holders of the Notes (as reasonably determined by the Grantor), it being understood that (a) a reduction of the purchase price in respect of the Acquisition will be deemed to be materially adverse to the interests of the holders of the notes (other than to the extent any such reduction is less than 10% of the purchase price as of December 19, 2012 and such reduction is applied to reduce the amount of Debt to be outstanding on the Escrow Release Date) and (b) notwithstanding anything in clause (a) to the contrary, any amendment, change, supplement, waiver or consent permitting the disposition of assets of the Grantor, Sealy or any of their respective subsidiaries deemed necessary or advisable (as determined by the board of directors of the Grantor in its reasonable judgment) to achieve required regulatory approval of the Acquisition shall not be materially adverse to the interests of the holders of the notes; provided that the joint lead arrangers under the Credit Agreement entered into on or about the Issue Date shall have consented to any such disposition, then the Grantor shall be required to cause a special redemption of the Notes under Section 3.07 of the Indenture on the date that is three Business Days thereafter (or such later date specified in the Termination Notice, but in no event later than the Special Redemption Date). The Termination Notice shall specify the Special Redemption Price together with the accrued interest due on the Notes from the date of issuance to, but excluding, the redemption date (such total amount, the “Termination Redemption Price”). Upon receipt of the Termination Notice at least two Business Days immediately prior to the date fixed for such special redemption, the Escrow Agent will, on or before the Business Day immediately prior to the date fixed for such special redemption, cause the liquidation of all investments of Escrow Property then held by the Financial Institution and release all of the Escrow Property in accordance with clauses (i) and (ii) of Section 1.05(c):

(e) If the Escrow Agent receives a written notice and instruction from the Trustee that the principal amount of and accrued and unpaid interest on the Notes have become immediately due and payable pursuant to Article 6 of the

Indenture, then the Escrow Agent will, within one Business Day after receipt of such written notice and instruction from the Trustee, cause the liquidation of all Escrow Property then held by the Financial Institution and cause the release of all of the Escrow Property as follows:

(i) first, to the Escrow Agent and the Trustee, an amount of Escrow Property in cash equal to amounts due and owing to the Escrow Agent and the Trustee in respect of fees and reasonable out-of-pocket expenses of the Escrow Agent under this Agreement and the Trustee under the Indenture, ratably;

(ii) second, to the Paying Agent for payment to the holders of the Notes, an amount of Escrow Property sufficient to pay such accelerated principal amount and interest, if any, thereon; such release of Escrow Property to the Paying Agent under the Indenture will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; and

(iii) third, to the Grantor, any Escrow Property remaining after the distributions in clauses (i) and (ii) of Section 1.05(e) above, by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

(f) In any case hereunder in which the Escrow Agent is to receive instructions to release the Escrow Property, the Escrow Agent shall be entitled to conclusively rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release or compliance with any other document.

Section 1.06. Addresses. Notices, instructions and other communications will be sent as follows:

(a)	to Escrow Agent:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Corporate Trust Department

Telephone: (904) 998-4711

Facsimile: (904) 645-1972

(b)	to the Financial Institution:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Corporate Trust Department

Telephone: (904) 998-4711

Facsimile: (904) 645-1972

(c)	to Trustee:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Corporate Trust Department

Telephone: (904) 998-4711

Facsimile: (904) 645-1972

(d)	to Grantor:

Tempur-Pedic International Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Facsimile: 859-455-2805

Attention: Chief Financial Officer

with a copy to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Facsimile: 212-752-5378

Attention: John R. Utzschneider

(e)	to the Representative and the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

New York, New York 10020

Facsimile: 212-901-7897

Attention: HY Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5111

Attention: Michael Kaplan

The Escrow Agent may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Escrow Agent shall not be liable for any loss, liability or expense of any kind incurred by any person due to the Escrow Agent’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person, does not constitute negligence or willful misconduct.

Section 1.07. Wire Transfer Instructions.

All cash (including the cash proceeds from liquidation of any Escrow Property) distributed from the Account shall be in accordance with the amounts indicated in the Officers’ Certificate to the Grantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated. All distributions from the Account to the Grantor will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank Name: Fifth Third Bank

ABA # 042000314

Account # 0082680782

Account Name: Tempur-Pedic International Inc.

Address: 38 Fountain Square Plaza

       Cincinnati, OH 45263

Contact: Trish Claunch, Cash Manager

Phone: (859) 455-1892

All distributions pursuant to the Officers’ Certificate from the Account to Merrill Lynch, Pierce, Fenner & Smith Incorporated will be made by wire transfer of immediately available funds in accordance with the following wire instructions or such other wire instructions as may be provided in writing to the Escrow Agent by Merrill Lynch, Pierce, Fenner & Smith Incorporated:

Bank Name: Bank of America, NA

            Dallas, TX USA

ABA # 0260-0959-3

Account # 3750672743

SWIFT: BOFAUS3N

Beneficiary: Merrill Lynch Pierce Fenner & Smith Inc

Address: 100 N Tryon Street

        Mail Code: NC1-007-08-28

        Charlotte, NC 28255

Unless otherwise indicated in writing from the Trustee or the Paying Agent to the Escrow Agent, all cash distributed from the Account to the Paying Agent will be transferred internally or by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank Name: The Bank of New York Mellon

Account Name: Corporate Trust Agency

ABA # 021000018

Account # GLA 111-565 For further credit to TAS # 185652

Ref: Tempur-Pedic 6.875% due 2020

Attn: Jill Wiesner

Phone: 904-998-4711

Unless otherwise indicated in writing from the Escrow Agent to the Grantor and the Initial Purchasers, the Initial Deposit will be transferred to the Escrow Agent by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank Name: The Bank of New York Mellon

Account Name: Corporate Trust Agency

ABA # 021000018

Account # GLA 111-565 For further credit to TAS # 538766

Ref: Tempur-Pedic Int’l Escrow

Attn: Jill Wiesner

Phone: 904-998-4711

If, upon termination of this Agreement and after any required liquidation or distribution of Escrow Property for the benefit of any person other than the Grantor pursuant to Section 1.05 hereof, any Escrow Property consists of assets other than cash and is to be released to the Grantor, the Escrow Agent shall cause the liquidation of such Escrow Property into cash and distribute it to the Grantor pursuant to this Section 1.07 unless the Grantor has provided a prior written request to the Escrow Agent not to liquidate such Escrow Property and to deliver such non-cash Escrow Property in kind to the Grantor at such account(s) or location(s) specified by the Grantor in such written request. If the Escrow Agent receives such a request, it shall cause the delivery of such non-cash Escrow Property to the Grantor as promptly as practicable. No request by the Grantor pursuant to this paragraph shall constitute an “Entitlement Order” or instruction with respect to the Escrow Property prior to the termination of this Agreement.

Section 1.08. Compensation.

(a) Upon execution of this Agreement, the Grantor will pay to the extent invoiced (including the documentation reasonably supporting such request) the Escrow Agent for its services in accordance with the fee schedule agreed to by and between the Grantor and the Escrow Agent.

(b) The fees agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then, to the extent not arising from the Escrow Agent’s own gross negligence or willful misconduct, the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable costs and out-of-pocket expenses, including reasonable attorneys’ fees and out-of-pocket expenses of one legal counsel, occasioned by any such delay, controversy, litigation or event.

(c) If any reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent (or its one legal counsel) hereunder are not paid when due, the Escrow Agent may set off against any Escrow Property released to the Grantor from this escrow in accordance with Section 1.05 hereof. The Escrow Agent shall have no right to set off against, and hereby waives any lien it may otherwise have against, any Escrow Property prior to its release from escrow or which is released or to be released to a person other than the Grantor in accordance with the terms of this Agreement. The Grantor shall remain liable for any unpaid reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent (or its counsel) hereunder.

(d) The obligations of the Grantor contained in this Section 1.08 will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

ARTICLE 2

TERMS AND CONDITIONS

Section 2.01. Rights, Duties and Immunities of Escrow Agent.

(a) Scope of duties. The duties, responsibilities and obligations of the Escrow Agent will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. The Escrow Agent will not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreement or arrangement to which the Grantor is a party, even though reference thereto may be made herein. The Escrow Agent will not be required to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Grantor or any entity acting on its behalf. The Escrow Agent will not be required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) Limitation on liability. The Escrow Agent will not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event will the Escrow Agent be liable (i) for any consequential, punitive, special or indirect damages, regardless of the form of action and whether or not any such damages were foreseeable and contemplated, (ii) for an amount in excess of the value of the Escrow Property and (iii) for any liability in connection with the investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment, reinvestment or liquidation of the Escrow Property, or any loss of interest or income incident to any such delay. The Escrow Agent may perform any of its duties through its agents, representatives, attorneys, custodians and/or nominees and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent, representative, attorneys, custodians or nominees appointed with due care.

(c) Further limitation on liability. The Escrow Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or earthquakes, fire, flood, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, accidents, labor disputes, interruptions, loss or malfunctions of utilities, computer (hardware or software), the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(d) Right to consult counsel. The Escrow Agent may consult with legal counsel of its own choosing, at the reasonable expense of the Grantor (to the extent documented) in accordance with Section 1.08 hereof, as to any matter relating to this Agreement, and the Escrow Agent will not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e) Duty of care. The Escrow Agent will not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and will not be required to invest any funds held hereunder except as directed in accordance with this Agreement. Uninvested funds held hereunder will not earn or accrue interest and the Escrow Agent will have no liability for the failure of uninvested funds to earn or accrue interest.

(f) Collection. All funds and other property deposited into the Account or otherwise collected for deposit therein will be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent will not be required, or have any duty, to notify any Person of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege that may be afforded to the holder of any such security.

(g) Statements. The Escrow Agent will cause the Financial Institution to provide to the Grantor and the Trustee monthly statements identifying transactions, transfers or holdings of Escrow Property, and each such statement will be deemed to be correct and final, absent manifest error, upon receipt thereof by the Grantor and the Trustee unless the Escrow Agent is notified by the Grantor or the Trustee in writing to the contrary within 45 Business Days of the date of such statement.

(h) Disclaimer with respect to Escrow Property. The Escrow Agent will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited into escrow or held hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it. The Escrow Agent will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. Neither the Trustee nor the Escrow Agent shall be responsible for and make no representation as to the legality, effectiveness or sufficiency of this Agreement as a security document. Neither the Trustee nor the Escrow Agent shall be responsible for filing any financing or continuation statements under the Code, or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in the Account or any assets therein.

(i) Ambiguity or uncertainty. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by each of the Grantor, the Trustee and the Representative which eliminates such ambiguity or uncertainty.

(j) Conflicting claims. In the event of any dispute between or conflicting claims by or among the Grantor and/or any other person or entity with respect to any Escrow Property, the Escrow Agent will be entitled, in its reasonable sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict continues, and the Escrow Agent will not be or become liable in any way to the Grantor for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent will be entitled to refuse to act until, in its reasonable sole discretion, either (i) such conflicting or adverse claims or demands have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent has received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined in Section 2.02 hereof) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and out-of-pocket expenses of one counsel) incurred in connection with such proceeding will be paid by, and will be solely an obligation of, the Grantor.

(k) Compliance with judicial orders. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Property, including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property (an “Order”), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems necessary, provided that the Escrow Agent shall, prior to taking any such action in respect of the Order, promptly notify the Grantor and the Trustee of such Order to allow the Grantor (with the consent of the Trustee, acting at the direction of the Initial Purchasers) to seek an appropriate order or waive compliance with the provisions of this Agreement; and if the Escrow Agent complies with this Section 2.01(k) and any such Order, the Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(l) Right to rely on communications. The Escrow Agent will be entitled to conclusively rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature reasonably believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence or willful misconduct, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the Grantor or the Trustee, as the case may be, or is not in the form the Grantor or the Trustee sent or intended to send (whether due to fraud, distortion or otherwise). Pursuant to Section 2.02 hereof, the Grantor will indemnify the Escrow Agent against any Losses (as such term is defined in Section 2.02 hereof) it may incur as a result of acting in accordance with any such communication.

(m) Right to request instruction. At any time the Escrow Agent may request an instruction in writing from the Grantor and the Trustee and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent will not be liable for acting in accordance with such a proposal on or after the date specified therein; provided that (i) the specified date will be at least five Business Days after each of the Grantor and the Trustee receives the Escrow Agent’s request for instructions and its proposed course of action and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested.

(n) Liability for taxes. Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Grantor will pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes, in each case to the reasonable satisfaction of the Escrow Agent. Any payments of income from the Account will be subject to withholding regulations then in force with respect to United States taxes. The Grantor will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that the Escrow Agent will be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. The provisions of this Section 2.01(n) will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

(o) Extension of rights of Escrow Agent. The rights, privileges, protections, immunities and benefits given to the Escrow Agent, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Escrow Agent in each of its capacities hereunder, including in its capacity as Financial Institution, and each agent, custodian and other Person employed to act hereunder.

(p) Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

Section 2.02. Indemnity. The Grantor will be liable for and will reimburse and indemnify the Escrow Agent and hold the Escrow Agent and its directors, officers, employees and agents harmless from and against any and all claims, actual losses, liabilities, reasonable costs, damages or reasonable expenses (including reasonable and documented attorneys’ fees and out-of-pocket expenses of one legal counsel) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder; provided, however, that notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall not be indemnified for (i) Losses caused by its gross negligence or willful misconduct and (ii) any consequential, punitive, special or indirect Losses, regardless of the form of action and whether or not any such Losses were foreseeable and contemplated. The provisions of this Section 2.02 will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 2.03. Resignation and Removal of Escrow Agent. (a) The Grantor may remove the Escrow Agent at any time by giving to the Escrow Agent and the Trustee 15 days’ prior notice in writing signed by the Grantor. The Escrow Agent may resign at any time by giving to the Grantor and the Trustee 15 days’ prior written notice thereof.

(b) Within 10 days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Grantor will appoint a successor escrow agent, upon notice to the Trustee. The Grantor will cause any successor escrow agent to assume the obligations of the Escrow Agent hereunder or to enter into such other escrow and security agreement as may be reasonably acceptable to the Grantor, and any such other escrow and security agreement shall be administratively acceptable to the Trustee. If a successor escrow agent has not accepted such appointment by the end of such 10-day period or such successor escrow agent has not become so bound, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and out-of-pocket expenses of one legal counsel) incurred by the Escrow Agent in connection with such proceeding will be paid by, and be deemed to be solely an obligation of, the Grantor.

(c) Upon receipt of the identity of the successor escrow agent, the Escrow Agent will either deliver the Escrow Property then held hereunder to the successor escrow agent or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations owing to the Escrow Agent under this Agreement are paid. Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent will have no further duties, responsibilities or obligations hereunder.

(d) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.04. Termination. This Agreement will automatically terminate (and all liens and security interests in the Escrow Property shall be released automatically) upon the distribution of all Escrow Property from the Account in accordance with the provisions of Section 1.05 hereof, except such provisions of this Agreement that by their express terms survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. Upon termination of this Agreement, all security interest of the Trustee for the benefit of the holders of the Notes granted pursuant to, and described in, Section 1.03 of this Agreement shall automatically terminate without any further action. The Trustee shall at the reasonable request and expense of the Grantor take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to Section 1.03(g) hereof and shall execute such other documents as the Grantor may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Notices. All notices and other communications under this Agreement will be in writing in English and will be deemed given (a) on the date of delivery when delivered personally, (b) upon the date of delivery when mailing such notice first class (postage prepaid) at the addresses set forth in Section 1.06 hereof (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision), (c) upon delivery when delivered by electronic means (which electronically transmitted copy will be followed by personal, mail or courier delivery of an original), and (d) on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy will be followed by personal, mail or courier delivery of an original) at the addresses set forth in Section 1.06 hereof (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision). Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day that is not a Business Day, such time will be extended to the next Business Day. Attached as Schedule 3.01 hereto and made a part hereof is a list of those persons initially entitled to give notices, instructions and other communications to the Trustee and/or the Escrow Agent on behalf of the Grantor hereunder (each such representative, an “Authorized Person”). Schedule 3.01 may be amended from time to time by written notice from the Grantor to the Escrow Agent and the Trustee, with a copy to the Initial Purchasers.

Section 3.02. Representations and Warranties. Each of the Grantor, the Trustee, the Financial Institution and the Escrow Agent hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (b) that the execution, delivery and performance of this Agreement by it does not and will not violate any applicable material law or regulation governing it and, in the case of the Trustee, its corporate trust powers.

Section 3.03. Governing Law; Consent to Jurisdiction; Construction. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b) The Financial Institution’s jurisdiction for purposes of Sections 8-110 and 9-304 of the Code will be the State of New York.

(c) Each party hereto irrevocably agrees that any legal action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby will be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in any such court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that service of any process, summons, notice or document by certified or registered mail, return receipt requested, to such party’s address set forth in Section 1.06 hereof (or directed to it at the address last specified for notices hereunder) will be effective service of process for any lawsuit, action or other proceeding brought in any such court, and such service will be deemed completed 10 days after the same is so mailed.

(d) Time is of the essence in this Agreement.

(e) Except as set forth in Section 1.03(c), capitalized terms that are used but not defined in this Agreement have the meanings assigned to them in the Indenture. The term “will” as used in this Agreement shall be interpreted to express a command. The term “or” is not exclusive. Words in the singular include the plural and words in the plural include the singular.

(f) The following capitalized terms shall have the following definitions in this Agreement: (i) “Securities Account” shall have the meaning set forth in Section 8-501(a) of the UCC: (ii) “Security Entitlement” shall have the meaning set forth in Section 8-102(a)(17) of the UCC: (iii) “Securities Intermediary” shall have the meaning set forth in Section 8-102(a)(14) of the UCC; and (iv) “UCC” means the Uniform Commercial Code as in effect in the State of New York.

Section 3.04. Rights and Remedies. The rights and remedies conferred upon the parties hereto and the Initial Purchasers will be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

Section 3.05. Benefit of the Parties. This Agreement will be binding upon the parties hereto and each of their permitted successors and assigns. This Agreement will inure solely to the benefit of the parties hereto, the Initial Purchasers and (subject to Section 3.06 hereof) each of their respective successors and assigns, and no other person will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement.

Section 3.06. Assignment. This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto and the Initial Purchasers, and any purported assignment without such consent will be null and void, except for the appointment of a successor Escrow Agent pursuant to Section 2.03 hereof, the appointment of a successor Trustee pursuant to Section 7.08 of the Indenture or a Trustee succession under Section 7.09 of the Indenture.

Section 3.07. Merger. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements in regards thereto.

Section 3.08. Amendment. Except as otherwise permitted herein and subject to the provisions of the Indenture, this Agreement may be amended, supplemented or otherwise modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by all of the parties hereto.

Section 3.09. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision, and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 3.10. Headings and Captions. The headings and captions included in this Agreement are included solely for convenience of reference and will have no effect on the interpretation or operation of this Agreement.

Section 3.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all such counterparts together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, the Financial Institution and the Escrow Agent like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee, the Financial Institution and the Escrow Agent. The parties to this Agreement agree that they will provide the Trustee, the Financial Institution and the Escrow Agent with such information as any of them may request in order for the parties to satisfy the requirements of the U.S.A. Patriot Act.

Section 3.14. The Trustee. The Trustee has entered into this Agreement not in its individual capacity but solely as Trustee under the Indenture and shall be entitled, in connection with its execution, delivery and performance of this Agreement, to all the rights, protections, immunities and exculpations available to it as Trustee under the Indenture. The Trustee shall not be liable to the Escrow Agent or the Financial Institution for the payment of any amounts owing to them under this Agreement, payment of which amounts shall be the sole obligation of the Grantor.

Section 3.15. The Financial Institution. In executing this Agreement as Financial Institution, The Bank of New York Mellon Trust Company, N.A. executes for the sole and limited purpose of confirming that its duties as Escrow Agent under this Agreement shall extend to and include its responsibilities as “bank” and as “securities intermediary” under the Code with respect to funds and financial assets on deposit in or credited to the Account. References herein to Financial Institution shall in all cases refer to the Escrow Agent acting solely in such capacities and shall under no circumstance be construed to imply obligations against The Bank of New York Mellon Trust Company, N.A. in its personal or in any other capacity.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

TEMPUR-PEDIC INTERNATIONAL INC., as Grantor

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Escrow Agent and Financial Institution

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

SCHEDULE 3.011

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Tempur-Pedic International Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow and Security Agreement to which this Schedule 3.01 is attached, on behalf of Tempur-Pedic International Inc.

Name / Title	Specimen Signature

Dale E. Williams Name Executive Vice President and Chief Financial Officer Title	/s/ Dale E. Williams Signature

Lou H. Jones Name Executive Vice President, General Counsel and Secretary Title	/s/ Lou H. Jones Signature

William H. Poche Name Treasurer and Assistant Secretary Title	/s/ William H. Poche Signature

[1]	This Schedule 3.01 may be amended from time to time by written notice from the Grantor to the Escrow Agent, the Trustee and the Initial Purchasers.

Schedule 3.01

EXHIBIT A

FORM OF OFFICERS’ CERTIFICATE

of

TEMPUR-PEDIC INTERNATIONAL INC.

This certificate is being delivered to the Trustee and the Escrow Agent pursuant to Section 1.05(b) of the Escrow and Security Agreement, dated as of December 19, 2012 (the “Escrow and Security Agreement”), among Tempur-Pedic International Inc., a Delaware corporation (the “Grantor”), The Bank of New York Mellon Trust Company, N.A., as escrow agent and financial institution (in such capacity, the “Escrow Agent”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (in such capacity, the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow and Security Agreement, including by reference to the Indenture described therein. The Grantor, hereby instructs the Escrow Agent to liquidate and release the Escrow Property as follows: (A) $7,500,0002 to Merrill Lynch, Pierce, Fenner & Smith Incorporated and (B) the balance to the Grantor, both in accordance with Section 1.07 of the Escrow and Security Agreement. The Grantor hereby certifies through the undersigned officers that all of the following conditions have been met or will be satisfied simultaneously or substantially concurrently with the release of the Escrow Property:

1.	The Acquisition, as described under “Summary—The Transactions” in the Offering Memorandum, has been consummated pursuant to the Sealy Merger Agreement (as defined in the Indenture), without giving effect to any amendment, change or supplement or waiver of any provision thereunder after December 19, 2012 in any manner that is materially adverse to the interests of the holders of the Notes (as reasonably determined by the Grantor), it being understood that (a) a reduction of the purchase price in respect of the Acquisition will be deemed to be materially adverse to the interests of the holders of the notes (other than to the extent any such reduction is less than 10% of the purchase price as of December 19, 2012 and such reduction is applied to reduce the amount of Debt to be outstanding on the Escrow Release Date) and (b) notwithstanding anything in clause (a) to the contrary, any amendment, change, supplement, waiver or consent permitting the disposition of assets of the Grantor, Sealy or any of their respective subsidiaries deemed necessary or advisable (as determined by the board of directors of the Grantor in its

[2]	Deferred Discount owed to Initial Purchasers pursuant to Purchase Agreement.

A-1

reasonable judgment) to achieve required regulatory approval of the Acquisition shall not be materially adverse to the interests of the holders of the Notes; provided that the joint lead arrangers under the Credit Agreement entered into on or about the Issue Date shall have consented to any such disposition;

2.	The Credit Agreement entered into on or about the Issue Date has become effective and all conditions precedent to initial funding have been satisfied or waived;

3.	Each of the Grantor’s Domestic Restricted Subsidiaries that is a borrower under or guarantees the Credit Agreement (including Sealy and its applicable Subsidiaries) has guaranteed the Notes pursuant to the Indenture or a supplemental indenture to the Indenture and, as applicable, has signed a joinder agreement to the Purchase Agreement and the Registration Rights Agreement with respect to the Notes (in each case in the form attached thereto) and delivered the certificates and opinions required under Section 3(o)(i), (vi) and (vii) of the Purchase Agreement and the Company has made the required payment thereunder; and

4.	The Grantor has consummated the other Transactions on substantially the terms described under “The Transactions” in the Offering Memorandum dated as of December 12, 2012 relating to the Notes.

The Grantor hereby further certifies through the undersigned officers that certain steps set forth above will occur substantially concurrently with the release of funds from the Account.

[Signature page follows]

A-2

IN WITNESS WHEREOF, the Grantor through two Authorized Persons, has signed this Certificate this [    ] day of [        ], 20[    ].

TEMPUR-PEDIC INTERNATIONAL INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

Agency and Custody Account Direction

For Cash Balances

Direction to use the following BNY Mellon Interest Bearing Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow and Security Agreement to which this Exhibit B is attached.

You are hereby directed to deposit, as indicated below, or as either of the undersigned shall direct further in writing from time to time, all cash in the Account in the following interest bearing deposit account of The Bank of New York Mellon Trust Company, N.A.:

The BNY Mellon Cash Reserve (“cash reserve”)

Security #S87599610

Each of the undersigned understand that amounts on deposit in the cash reserve are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

Each of the undersigned acknowledges that he has full power to direct investments of the Account.

Each of the undersigned understands that he may change this direction at any time and that it shall continue in effect until revoked or modified by either of the undersigned by written notice to you.

Authorized Representative	Authorized Representative

Date	Date

B-1

EXHIBIT C

FORM OF TERMINATION NOTICE

of

TEMPUR-PEDIC INTERNATIONAL INC.

Reference is hereby made to the Escrow and Security Agreement dated as of December 19, 2012 (the “Escrow and Security Agreement”) among Tempur-Pedic International Inc., a Delaware corporation (the “Grantor”), The Bank of New York Mellon Trust Company, N.A., as escrow agent and financial institution (in such capacity, the “Escrow Agent”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (in such capacity, the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Escrow and Security Agreement, including by reference to the Indenture described therein.

Notice is hereby given by the Grantor to the Escrow Agent and the Trustee, as of the date hereof, that [the Grantor will not pursue the consummation of the Acquisition] / [the Sealy Merger Agreement has been amended, changed, supplemented or waived in a manner that is materially adverse to holders of the Notes, it being understood that (a) a reduction of the purchase price in respect of the Acquisition will be deemed to be materially adverse to the interests of the holders of the notes (other than to the extent any such reduction is less than 10% of the purchase price as of December 19, 2012 and such reduction is applied to reduce the amount of Debt to be outstanding on the Escrow Release Date) and (b) notwithstanding anything in clause (a) to the contrary, any amendment, change, supplement, waiver or consent permitting the disposition of assets of the Grantor, Sealy or any of their respective subsidiaries deemed necessary or advisable (as determined by the board of directors of the Grantor in its reasonable judgment) to achieve required regulatory approval of the Acquisition shall not be materially adverse to the interests of the holders of the notes; provided that the joint lead arrangers under the Credit Agreement entered into on or about the Issue Date shall have consented to any such disposition]. Pursuant to the terms of the Indenture, a special mandatory redemption pursuant to the provision contained in Section 3.07 of the Indenture will be made on [            ], 20[    ] (the “Redemption Date”), in an amount equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon from the date of issuance of the Notes to, but excluding, the Redemption Date (the “Termination Redemption Price”).

Pursuant to the terms of the Escrow and Security Agreement, the Escrow Agent is hereby instructed, prior to 11:00 a.m. (New York City time) on the Redemption Date, to liquidate and release:

(a) $[        ], representing the Termination Redemption Price, to the Trustee by wire transfer of immediately available funds at: [            ]; and

C-1

(b) after payment of the Termination Redemption Price to the Trustee, the remainder of all available Escrow Property to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated in an amount equal to $[        ]3 in accordance with the wire transfer instructions set forth in Section 1.07 of the Escrow and Security Agreement, and (ii) the Grantor by wire transfer of immediately available funds at: [            ].

[3]	Documented out-of-pocket expenses of Initial Purchasers pursuant to Section 6 of the Purchase Agreement.

C-2

IN WITNESS WHEREOF, the Grantor has caused this Termination Notice to be duly executed and delivered as of this [    ] day of [        ], 20[    ].

TEMPUR-PEDIC INTERNATIONAL INC.

By:
Name:
Title:

By:
Name:
Title: